INVESTMENT COMPANY BLANKET BOND - SUMMARY PREMIUM ALLOCATION 9/1/2016 - 9/1/2017

Premium for $25M bond coverage limit	48,215.00
Allocation: 12% VP Distributors	5,785.80
1% ETF Distributors	482.15
12% Virtus Fund Services	5,785.80
26% Investment Advisors	12,535.90	[SEE DISTRIBUTION BELOW]
1% Virtus Partners	482.15
48% Mutual Funds	23,143.20	[SEE DISTRIBUTION BELOW]

FUND	Gross Assets as of 8-31-2016	% of Total	Allocated Premium
Virtus Alternative Solutions Trust	260,329,967.44	0.007916691	183.22
Virtus Equity Trust	2,709,932,978.62	0.082409653	1,907.22
Virtus Insight Trust	8,053,077,849.98	0.244895854	5,667.67
Virtus Opportunities Trust	13,538,409,640.50	0.41170599	9,528.19
Virtus Retirement Trust	12,354,607.17	0.000375706	8.70
Virtus Variable Insurance Trust	972,341,848.24	0.029569128	684.32
Duff & Phelps Utility and Corporate Bond Trust, Inc.	408,766,363.00	0.012430674	287.69
DNP Select Income Fund, Inc.	3,706,341,948.00	0.112710667	2,608.49
DTF Tax Free Income, Inc.	208,827,638.00	0.006350494	146.97
Duff & Phelps Global Utility Income Fund, Inc.	1,000,762,225.41	0.030433398	704.33
Duff & Phelps Select Energy MLP Fund, Inc.	268,048,943.63	0.008151427	188.65
Virtus Total Return Fund	181,843,101.07	0.005529888	127.98
Virtus Global Multi-Sector Income Fund	268,436,880.14	0.008163224	188.92
The Zweig Fund, Inc.	329,236,091.09	0.010012141	231.71
The Zweig Total Return Fund, Inc.	525,609,617.62	0.015983903	369.92
ETFis Series Trust I	439,364,215.34	0.013361162	309.22

Total	32,883,683,915.25	100.00%	23,143.20

INVESTMENT ADVISOR	Gross Assets by Adviser as of 8-31-2016	% of Total	Allocated Premium
Virtus Investment Advisers	11,193,197,213.71	0.340388	4,267.06
Virtus Alternative Investment Advisers	128,146,547.93	0.003897	48.85
Virtus Retirement Investment Advisers	12,354,607.17	0.000376	4.71
Duff & Phelps Investment Management	7,919,917,941.46	0.240846	3,019.23
Euclid Advisors	0.00	0.000000	0.00
Euclid - International	0.00	0.000000	0.00
Kayne Anderson Rudnick Investment Management	2,725,944,604.69	0.082897	1,039.18
Newfleet Asset Management	10,362,204,708.86	0.315117	3,950.27
Rampart	276,244,392.29	0.008401	105.31
Zweig Advisors	0.00	0.000000	0.00
Virtus ETF Advisers	265,673,899.14	0.008079	101.28

Total	32,883,683,915.25	100.00%	12,535.90